Exhibit 32.1

CERTIFICATION

The following is the certification required pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

In connection with the report of Tower Park Marina Investors, LP (the “Company”) on Form 10-Q for the fiscal quarter ended March 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

May 15, 2009 By:	/s/ Michael M. Sachs
Michael M. Sachs President, Secretary and Director of Westrec Investors, Inc., the Corporate General Partner of the Registrant. (principal executive officer)

/s/ William W. Anderson
William W. Anderson Director of Westrec Investors, Inc., the Corporate General Partner of the Registrant (principal operating officer)

/s/ Jeffrey K. Ellis
Jeffrey K. Ellis Vice President and Chief Financial Officer of Westrec Investors, Inc., the Corporate General Partner of the Registrant (principal financial officer and principal accounting officer)